Exhibit 99.1

News Release

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Record Full-Year Revenue of $3.6 Billion

2011 Adjusted EPS up 28 percent to $4.83

CHICAGO, January 31, 2012 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported record revenue for the year ended December 31, 2011.

•	Consolidated revenue for the year increased 23 percent to $3.6 billion

•	Adjusted net income for the year rose 29 percent to $215 million

•	Americas continued delivery of strong revenue growth

•	Leasing revenue up 19 percent to $760 million for the year

•	EMEA finished the year with robust performance and successful King Sturge integration

•	Capital Markets & Hotels revenue increased 62 percent for the year, and nearly doubled in the fourth quarter compared with a year ago

•	Asia Pacific’s contributions to the Global Corporate Solutions business drove strong recurring revenue growth

•	Property & Facility Management revenue up 20 percent to $365 million for the year

Summary Financial Results ($ in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$1,148	$956	$3,585	$2,926
Adjusted Net Income (A)	$114	$86	$215	$166
U.S. GAAP Net Income	$85	$84	$164	$154
Adjusted Earnings per Share (A)	$2.56	$1.94	$4.83	$3.77
Earnings per Share	$1.91	$1.91	$3.70	$3.48
Adjusted EBITDA (A)	$179	$143	$395	$337

(A)	See footnotes to financial statements for calculation of adjustments to U.S. GAAP Net Income, Earnings per Share and EBITDA.

“Our strong finish to the year closed out a solid 2011 performance of record revenue and robust profit growth coupled with significantly strengthened market positions across the firm,” said Colin Dyer, President and Chief Executive Officer. “These results and the strategic actions we took during the year position us for continued growth and success in 2012,” Dyer added.

Jones Lang LaSalle Reports 2011 Results – Page 2

Consolidated Business Line Revenue Comparison

Consolidated revenue grew 23 percent for the year, 19 percent in local currency, driven by double-digit growth in all three geographic segments and the acquisition of King Sturge completed in EMEA during the second quarter of 2011. Strong conversion of the firm’s business pipelines drove growth in the transactional businesses of Leasing and Capital Markets, while Property & Facility Management revenue increased with ongoing success in corporate outsourcing. LaSalle Investment Management, which continued to perform well for its clients within a mixed investment environment, delivered solid results.

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2011	2010		2011	2010
Real Estate Services (“RES”)
Leasing	$408.5	$359.7	14%	$1,188.6	$999.9	17%
Capital Markets & Hotels	173.3	116.4	50%	460.0	306.9	45%
Property & Facility Management	256.5	215.8	18%	853.0	715.4	15%
Project & Development Services	126.9	99.1	29%	441.8	337.4	28%
Advisory, Consulting and Other	120.5	98.0	26%	369.5	308.9	17%

Total RES Revenue	$1,085.7	$889.0	23%	$3,312.9	$2,668.5	21%
LaSalle Investment Management
Advisory Fees	$60.1	$61.4	(2%)	$245.0	$237.5	(1%)
Transaction Fees & Other	2.3	3.9	(39%)	7.3	8.2	(16%)
Incentive Fees	0.1	2.0	n/m	19.3	11.4	63%

Total LaSalle Investment Management Revenue	$62.5	$67.3	(7%)	$271.6	$257.1	2%

Total Firm Revenue	$1,148.2	$956.3	21%	$3,584.5	$2,925.6	19%

n/m – not meaningful

Operating expenses, excluding Restructuring and acquisition charges, were $3.3 billion for the year, an increase of 23 percent, 20 percent in local currency, compared with $2.7 billion in 2010. The increase was driven by higher variable compensation resulting from improved transactional revenue and by variable costs to support client wins and to continue building the firm’s pipeline for 2012.

Full-year results included $56 million of Restructuring and acquisition charges, of which $16 million related to employee retention, and $11 million of intangible amortization related to the addition of King Sturge. Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. Intangible amortization from King Sturge is included in Depreciation and amortization in the firm’s consolidated results, as well as in EMEA’s segment results.

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Jones Lang LaSalle Reports 2011 Results – Page 3

Fourth-quarter operating expenses, excluding Restructuring and acquisition charges, were $1.0 billion, an increase of 20 percent in both U.S. dollars and local currency compared with the fourth quarter of 2010.

Interest Expense and Credit Facility

Net interest expense for 2011 was $36 million, compared with $46 million in 2010. Outstanding debt on the firm’s $1.1 billion long-term credit facility was $463 million as of December 31, 2011. During the fourth quarter, the firm reduced its total net debt position by more than $180 million.

Business Segment Performance Highlights

Americas Real Estate Services

Full-year revenue in the Americas region was $1.5 billion, an increase of $264 million, or 21 percent, over the prior year. The growth was led by Capital Markets & Hotels and Leasing. Fourth-quarter revenue in the region was $510 million, compared with $429 million in the fourth quarter of 2010, an increase of 19 percent.

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2011	2010		2011	2010
Leasing	$258.4	$228.9	13%	$760.2	$639.1	19%
Capital Markets & Hotels	48.2	35.1	38%	136.1	84.1	62%
Property & Facility Management	115.2	85.7	35%	335.6	268.8	24%
Project & Development Services	54.4	48.1	14%	178.5	158.9	12%
Advisory, Consulting and Other	33.3	30.7	8%	112.2	110.3	2%

Operating Revenue	$509.5	$428.5	19%	$1,522.6	$1,261.2	21%
Equity Earnings	—	—	n/m	2.7	0.3	n/m

Total Segment Revenue	$509.5	$428.5	19%	$1,525.3	$1,261.5	21%

n/m – not meaningful

Operating expenses were $1.4 billion for the year, a 22 percent increase over the prior year. The increase was impacted by higher commission expense related to the higher Leasing and Capital Markets & Hotels revenue, as well as increases in gross contract vendor costs related to corporate client activities in Property & Facility Management, $16 million of which was added in the fourth quarter. Americas operating income improved to $163 million for the year, from $148 million in 2010, while operating income margin was 10.7 percent in 2011 compared with 11.8 percent in 2010.

Operating expenses were $425 million for the fourth quarter, 18 percent more than a year ago. Operating income margin improved to 16.6 percent from 16.2 percent in the fourth quarter last year.

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Jones Lang LaSalle Reports 2011 Results – Page 4

EBITDA for the year to date and quarter ended December 31, 2011, was $201 million and $94 million, compared with $184 million and $79 million, respectively. EBITDA margin was 13.2 percent for full-year 2011.

EMEA Real Estate Services

EMEA’s revenue in 2011 was $974 million, compared with $729 million in 2010, an increase of 34 percent, 29 percent in local currency, the result of strong growth in Capital Markets & Hotels and Advisory revenue and the successful integration of King Sturge. Fourth-quarter revenue in the region was $340 million, compared with $237 million in 2010, an increase of 43 percent, 45 percent in local currency.

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2011	2010		2011	2010
Leasing	$81.0	$69.3	19%	$236.1	$202.6	13%
Capital Markets & Hotels	103.1	52.0	101%	229.1	141.2	57%
Property & Facility Management	42.4	40.7	6%	152.8	142.9	3%
Project & Development Services	51.6	32.2	62%	182.5	115.0	52%
Advisory, Consulting and Other	62.2	43.2	46%	173.5	127.2	32%

Operating Revenue	$340.3	$237.4	45%	$974.0	$728.9	29%
Equity Losses	—	—	n/m	(0.3)	(0.1)	n/m

Total Segment Revenue	$340.3	$237.4	45%	$973.7	$728.8	29%

n/m – not meaningful

Operating expenses, which include seven months of King Sturge ongoing operating expenses and $11 million of King Sturge intangibles amortization, were $946 million for the year, an increase of 33 percent from the prior year, 29 percent in local currency. Gross contract vendor costs related to the PDS business line increased by more than $40 million in the year compared with 2010. EMEA’s adjusted operating income margin, which excludes the King Sturge intangibles amortization, was 4.0 percent compared with 2.7 percent in 2010.

Fourth-quarter operating expenses were $306 million, an increase of 41 percent, 43 percent in local currency. Adjusted operating income margin, which excludes $5 million of King Sturge intangibles amortization, was 11.4 percent in the quarter compared with 8.5 percent in the same period a year ago.

EBITDA for the year was $57 million, compared with $38 million for 2010. Fourth-quarter EBITDA in 2011 was $43 million, compared with $26 million in the fourth quarter last year.

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Jones Lang LaSalle Reports 2011 Results – Page 5

Asia Pacific Real Estate Services

Revenue in Asia Pacific was $816 million in 2011, compared with $679 million in 2010, an increase of 20 percent, 14 percent in local currency. Continued expansion of the firm’s market-leading positions in Greater China and India contributed to increased revenue, as did growth in Property & Facility Management. Fourth-quarter revenue in the region was $236 million in 2011, an increase of 6 percent in both U.S. dollars and local currency compared with the same period in 2010. The Capital Markets & Hotels revenue decrease in the fourth quarter resulted from lower market investment volumes overall and fewer Hotels transactions during the quarter following a very robust start to the year.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2011	2010		2011	2010
Leasing	$69.1	$61.5	13%	$192.3	$158.2	16%
Capital Markets & Hotels	22.0	29.3	(25%)	94.8	81.6	7%
Property & Facility Management	98.9	89.4	10%	364.6	303.7	13%
Project & Development Services	20.9	18.8	14%	80.8	63.5	23%
Advisory, Consulting and Other	25.0	24.1	5%	83.8	71.4	12%

Operating Revenue	$235.9	$223.1	6%	$816.3	$678.4	14%
Equity Earnings	—	0.1	n/m	0.2	0.1	n/m

Total Segment Revenue	$235.9	$223.2	6%	$816.5	$678.5	14%

n/m – not meaningful

Operating expenses for the region were $750 million for the year, an increase of 19 percent, 13 percent in local currency, on a year-over-year basis. The increase was primarily due to staff and gross contract vendor costs that related to a higher volume of PDS work, as well as other corporate client activities. Asia Pacific’s operating income margin for the year increased to 8.1 percent from 7.3 percent a year ago.

Operating expenses were $211 million for the fourth quarter, compared with $198 million in the fourth quarter of 2010, an increase of 7 percent, 6 percent in local currency. Operating income margin was 10.7 percent in the fourth quarter compared with 11.5 percent for the same period a year ago, resulting from lower Capital Markets & Hotels revenue during the quarter.

The region’s EBITDA for the year was $78 million, compared with $62 million in 2010. Fourth-quarter EBITDA in 2011 was $28 million, compared with $29 million for the fourth quarter of 2010.

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Jones Lang LaSalle Reports 2011 Results – Page 6

LaSalle Investment Management

LaSalle Investment Management’s full-year Advisory fees were $245 million, compared with $238 million in 2010. Fourth-quarter Advisory fees were $60 million, compared with $61 million in the last quarter of 2010. The business recognized higher incentive fees during the year resulting from investment performance for clients.

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2011	2010		2011	2010
Advisory Fees	$60.1	$61.4	(2%)	$245.0	$237.5	(1%)
Transaction Fees & Other	2.3	3.9	(39%)	7.3	8.2	(16%)
Incentive Fees	0.1	2.0	n/m	19.3	11.4	63%

Operating Revenue	$62.5	$67.3	(7%)	$271.6	$257.1	2%
Equity Earnings (Losses)	3.7	(0.5)	n/m	3.8	(11.7)	n/m

Total Segment Revenue	$66.2	$66.8	(1%)	$275.4	$245.4	8%

n/m – not meaningful

LaSalle Investment Management raised nearly $5 billion of net equity in 2011, and assets under management were $47.7 billion at December 31, 2011. EBITDA was $60 million, compared with $43 million for full-year 2010. Fourth-quarter EBITDA was $14 million for 2011, compared with $10 million for the fourth quarter of 2010. The full-year EBITDA margin was 21.7 percent compared with 17.3 percent in 2010.

Summary

The firm finished the year with record consolidated revenue levels and solid performance in each of the geographic segments and LaSalle Investment Management. King Sturge contributed positively to EMEA results, notably in Capital Markets & Hotels and Advisory, and has been successfully integrated into the firm. Within the challenging economic conditions of many of the countries in which we operate, the firm’s strong market share and healthy pipelines across most of its businesses provide good momentum and reason for optimism entering 2012.

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Jones Lang LaSalle Reports 2011 Results – Page 7

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE:JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2011 global revenue of $3.6 billion, Jones Lang LaSalle serves clients in 70 countries from more than 1,000 locations worldwide, including 200 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 2.1 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with $47.7 billion of assets under management. For further information, please visit our website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601   |   22 Hanover Square London W1A 2BN   |   9 Raffles Place #39–00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2010, in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, and June 30, 2011, and September 30, 2011, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

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Jones Lang LaSalle Reports 2011 Results – Page 8

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Tuesday, January 31 at 6:00 p.m. EST.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 800 0896

• International callers:	+1 706 679 7364

• Pass code:	41357814

Webcast

Follow these steps to listen to the webcast:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to http://www.videonewswire.com/event.asp?id=84458 and follow instructions

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the 2011 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 7:00 p.m. EST Tuesday, January 31 through 11:59 p.m. EST February 7 at the following numbers:

• U.S. callers:	+1 855 859 2056

• International callers:	+1 404 537 3406

• Pass code:	41357814

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2011 and 2010

(in thousands, except share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$1,148,175	$956,253	$3,584,544	$2,925,613
Operating expenses:
Compensation and benefits	722,467	610,327	2,330,520	1,899,181
Operating, administrative and other	250,173	202,986	863,860	687,815
Depreciation and amortization	22,333	18,584	82,832	71,573
Restructuring and acquisition charges	33,984	885	56,127	6,386

Total operating expenses	1,028,957	832,782	3,333,339	2,664,955

Operating income	119,218	123,471	251,205	260,658
Interest expense, net of interest income	8,372	10,063	35,591	45,802
Equity earnings (losses) from unconsolidated ventures	3,704	(442)	6,385	(11,379)

Income before income taxes and noncontrolling interest	114,550	112,966	221,999	203,477
Provision for income taxes	29,525	28,220	56,387	49,038

Net income	85,025	84,746	165,612	154,439
Net income attributable to noncontrolling interest	109	190	1,228	537

Net income attributable to the Company	$84,916	$84,556	$164,384	$153,902

Net income attributable to common shareholders	$84,767	$84,397	$163,997	$153,524

Basic earnings per common share	$1.95	$1.98	$3.80	$3.63

Basic weighted average shares outstanding	43,469,543	42,652,006	43,170,383	42,295,526

Diluted earnings per common share	$1.91	$1.91	$3.70	$3.48

Diluted weighted average shares outstanding	44,402,412	44,235,319	44,367,359	44,084,154

EBITDA	$144,997	$141,264	$338,807	$319,937

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Twelve Months Ended December 31, 2011 and 2010

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$509,480	$428,431	$1,522,607	$1,261,178
Equity earnings	17	30	2,682	310

	509,497	428,461	1,525,289	1,261,488
Operating expenses:
Compensation, operating and administrative expenses	415,375	349,751	1,324,115	1,077,556
Depreciation and amortization	9,710	9,179	38,502	35,594

	425,085	358,930	1,362,617	1,113,150

Operating income	$84,412	$69,531	$162,672	$148,338

EBITDA	$94,122	$78,710	$201,174	$183,932

EMEA
Revenue:
Operating revenue	$340,293	$237,397	$974,014	$728,838
Equity earnings (losses)	2	(21)	(304)	(66)

	340,295	237,376	973,710	728,772
Operating expenses:
Compensation, operating and administrative expenses	297,278	211,755	916,412	690,427
Depreciation and amortization	9,051	5,529	29,378	18,778

	306,329	217,284	945,790	709,205

Operating income	$33,966	$20,092	$27,920	$19,567

EBITDA	$43,017	$25,621	$57,298	$38,345

ASIA PACIFIC
Revenue:
Operating revenue	$235,937	$223,135	$816,301	$678,452
Equity earnings	28	55	178	55

	235,965	223,190	816,479	678,507
Operating expenses:
Compensation, operating and administrative expenses	207,796	194,528	738,107	616,101
Depreciation and amortization	3,001	3,062	12,203	13,010

	210,797	197,590	750,310	629,111

Operating income	$25,168	$25,600	$66,169	$49,396

EBITDA	$28,169	$28,662	$78,372	$62,406

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$62,465	$67,290	$271,622	$257,145
Equity earnings (losses)	3,657	(506)	3,829	(11,678)

	66,122	66,784	275,451	245,467
Operating expenses:
Compensation, operating and administrative expenses	52,192	57,279	215,745	202,912
Depreciation and amortization	570	814	2,750	4,191

	52,762	58,093	218,495	207,103

Operating income	$13,360	$8,691	$56,956	$38,364

EBITDA	$13,930	$9,505	$59,706	$42,555

Total segment revenue	1,151,879	955,811	3,590,929	2,914,234
Reclassification of equity earnings (losses)	3,704	(442)	6,385	(11,379)

Total revenue	$1,148,175	$956,253	$3,584,544	$2,925,613

Total operating expenses before restructuring and acquisition charges	994,973	831,897	3,277,212	2,658,569

Operating income before restructuring and acqusition charges	$153,202	$124,356	$307,332	$267,044

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

December 31, 2011 and December 31, 2010

(in thousands)

	December 31, 2011 (Unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$184,454	$251,897
Trade receivables, net of allowances	907,772	721,486
Notes and other receivables	97,315	76,374
Prepaid expenses	45,274	41,195
Deferred tax assets	53,553	82,740
Other	12,516	21,149

Total current assets	1,300,884	1,194,841
Property and equipment, net of accumulated depreciation	241,415	198,685
Goodwill, with indefinite useful lives	1,751,207	1,444,708
Identified intangibles, net of accumulated amortization	52,590	29,025
Investments in real estate ventures	224,854	174,578
Long-term receivables	54,840	42,735
Deferred tax assets	186,605	149,020
Other	120,241	116,269

Total assets	$3,932,636	$3,349,861

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$436,045	$400,681
Accrued compensation	655,658	554,841
Short-term borrowings	65,091	28,700
Deferred tax liabilities	6,044	3,942
Deferred income	58,974	45,146
Deferred business acquisition obligations	31,164	163,656
Other	95,641	99,346

Total current liabilities	1,348,617	1,296,312
Noncurrent liabilities:
Credit facilities	463,000	197,500
Deferred tax liabilities	7,646	15,450
Deferred compensation	10,420	15,130
Pension liabilities	17,233	5,031
Deferred business acquisition obligations	267,896	134,889
Minority shareholder redemption liability	18,402	34,118
Other	105,042	79,496

Total liabilities	2,238,256	1,777,926
Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 43,470,271 and 42,659,999 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	435	427
Additional paid-in capital	904,968	883,046
Retained earnings	827,297	676,397
Shares held in trust	(7,814)	(6,263)
Accumulated other comprehensive (loss) income	(33,757)	15,324

Total Company shareholders’ equity	1,691,129	1,568,931
Noncontrolling interest	3,251	3,004

Total equity	1,694,380	1,571,935

Total liabilities and equity	$3,932,636	$3,349,861

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2011 and 2010

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010
Cash provided by operating activities	$211,338	$384,270
Cash used in investing activities	(389,316)	(90,876)
Cash provided by (used in) financing activities	110,535	(110,760)

Net (decrease) increase in cash and cash equivalents	(67,443)	182,634
Cash and cash equivalents, beginning of period	251,897	69,263

Cash and cash equivalents, end of period	$184,454	$251,897

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from U.S. GAAP (“GAAP”) net income attributable to common shareholders to arrive at adjusted net income for the quarters and years ended December 31, 2011, and December 31, 2010, are primarily Restructuring and acquisition charges, intangible amortization related to the recent King Sturge acquisition, and non-cash co-investment charges. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except per share data)	2011	2010	2011	2010
GAAP net income attributable to common shareholders	$84.8	$84.4	$164.0	$153.5
Shares (in 000s)	44,402	44,235	44,367	44,084

GAAP earnings per share	$1.91	$1.91	$3.70	$3.48

GAAP net income attributable to common shareholders	$84.8	$84.4	$164.0	$153.5
Restructuring and acquisition charges, net	25.2	0.7	41.9	4.9
Intangible amortization, net	3.6	—	8.6	—
Non-cash co-investment charges, net	—	0.7	—	7.9

Adjusted net income	113.6	85.8	214.5	166.3
Shares (in 000s)	44,402	44,235	44,367	44,084

Adjusted earnings per share	$2.56	$1.94	$4.83	$3.77

2.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization, adjusted for Restructuring and acquisition charges, and non-cash co-investment charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income attributable to common shareholders	$84,767	$84,396	$163,997	$153,522
Add:
Interest expense, net of interest income	8,372	10,063	35,591	45,802
Provision for income taxes	29,525	28,220	56,387	49,038
Depreciation and amortization	22,333	18,584	82,832	71,573

EBITDA	$144,997	$141,263	$338,807	$319,935

Add:
Restructuring and acquisition charges	33,984	885	56,127	6,386
Non-cash co-investment charges	—	901	—	10,433

Adjusted EBITDA	$178,981	$143,049	$394,934	$336,754

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the Securities and Exchange Commission shortly.

6.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.